REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Trustees of Series Trust X and Shareholders MFS International
 Diversification Fund:
In planning and performing our audit of the financial statements of MFS International Diversification Fund (the
"Fund") as of and for the year ended May 31, 2008, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including control over safeguarding securities, as a basis for designing our auditing procedures for the purpose
of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to
assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting
and the preparation of financial statements for external purposes in accordance with generally accepted
accounting principles. A company's internal control over financial reporting includes those policies and
procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly
reflect the transactions and dispositions of the assets of the company; (2)
 provide reasonable assurance that
transactions are recorded as necessary to permit preparation of financial statements in accordance with generally
accepted accounting principles, and that receipts and expenditures of the company are being made only in
accordance with authorizations of management and directors of the company; and
(3) provide reasonable assurance
regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a company's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk
that controls may become inadequate because of changes in conditions or that the degree of compliance with the
policies or procedures may deteriorate.


A deficiency in internal control over financial reporting exists when the design or operation of a control does
not allow management or employees, in the normal course of performing their assigned functions, to prevent or
detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies,
in internal control over financial reporting, such that there is a reasonable possibility that a material
misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
 Accounting Oversight Board
(country-regionplaceUnited States). However, we noted no deficiencies in the
 Funds internal control over
financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of May 31, 2008.
This report is intended solely for the information and use of management and the Board of Trustees of Series
Trust X and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
DELOITTE & TOUCHE LLP
placeCityBoston, StateMassachusetts
July 17, 2008